CONTRIBUTION AND ASSIGNMENT AGREEMENT

TO: Righting Fate Series, Inc.
1020 Piedmont Ave NE
#511
Atlanta, GA 30309

1. Reference is made to the Subscription Letter, dated March 23, 2018, by and between Righting Fate Series, Inc. (the "Company") and the undersigned (such agreement, the "Subscription Letter").

2. The undersigned hereby assigns to the Company, its successors and assigns, for good and sufficient consideration, the entire right, title and interest in and to any and all of the following that exist as of the date hereof: (a) Intellectual Property (as defined below) relating to Righting Fate Business Plan; Righting Fate Story, Treatment and Characters; Righting Fate Pilot Script WGA Reg. No. I242307; Righting Fate website and domain rightingfatetv.com;, (b) any and all Intellectual Property Rights claiming or covering such Intellectual Property and (c) any and all causes of action that may have accrued to the undersigned in connection with such Intellectual Property and/or Intellectual Property Rights. "Intellectual Property" means any and all intellectual property and tangible embodiments thereof, including without limitation inventions, discoveries, designs, specifications, developments, methods, modifications, improvements, processes, know-how, show-how, techniques, algorithms, databases, computer software and code (including software and firmware listings, assemblers, applets, compilers, source code, object code, net lists, design tools, user interfaces, application programming interfaces, protocols, formats, documentation, annotations, comments, data, data structures, databases, data collections, system build software and instructions), mask works, formulae, techniques, supplier and customer lists, trade secrets, graphics or images, text, audio or visual works, materials that document design or design processes, or that document research or testing, schematics, diagrams, product specifications and other works of authorship. "Intellectual Property Rights" means, collectively, all rights in, to and under patents, trade secret rights, copyrights, trademarks, service marks, trade dress and similar rights of any type under the laws of any governmental authority, including without limitation, all applications and registrations relating to the foregoing.

3. The undersigned agrees to assist the Company, at the Company's request from time to time and at the Company's expense, to obtain and enforce patents, copyrights or other proprietary rights with respect to the Intellectual Property in any and all countries. The undersigned will execute all documents reasonably necessary or appropriate for this purpose. At the Company's request, the undersigned will advise or give testimony in any proceeding relating to the ownership, validity or scope of any such Intellectual Property and/or Intellectual Property Rights. These obligations will continue after the undersigned no longer holds an equity interest in the Company, provided that the Company will compensate the undersigned at a reasonable rate after the undersigned no longer holds an equity interest in the Company for time actually spent by the undersigned at the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure the signature of the undersigned to any document reasonably necessary or appropriate for any of the foregoing purposes (including renewals, extensions, continuations, divisions or continuations in part), the undersigned hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his or her agents and attorneys-in-fact to act for and on behalf of him or her, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by the undersigned.

4. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement, including the exhibits, schedules, and other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as a sealed document as of March 23, 2018.

[signature]
Anthony Ezell Miller

Accepted and Agreed:

Righting Fate Series, Inc.

By: [signature]
Name: Anthony Ezell Miller
Title: President